UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2001

GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26321	98-0204105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Inverness Drive East, Building H, Suite 236, Englewood, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (303) 483-0044

Not Applicable
(Former name or former address, if changed since last report)

Item 1.     Changes in Control of Registrant

     Not applicable.

Item 2.     Acquisition or Disposition of Assets

     Not applicable.

Item 3.     Bankruptcy or Receivership

     Not applicable.

Item 4.     Changes in Registrant's Certifying Accountant

     Not applicable.

Item 5.     Other Events and Regulation FD Disclosure

     Not applicable.

Item 6.     Resignations of Registrant's Directors

     Not applicable.

Item 7.     Financial Statements and Exhibits

     (a)     Financial statements of businesses acquired:   Not applicable.

     (b)     Pro forma financial information:   Not applicable.

     (c)     Exhibits:

Regulation S-K Number	Document
99.1	Slide Presentation dated July 27, 2001

Item 8.     Change in Fiscal Year

     Not applicable.

Item 9.     Regulation FD Disclosure

Pursuant to General Instruction F., the registrant incorporates by reference the information contained in the document filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GASCO ENERGY, INC.
July 27, 2001	By: /s/Mark Erickson
Mark Ericson Chief Executive Officer and President